Exhibit 99.1

AMSC Reports Third Quarter

Financial Results

Company to host conference call today at 5 p.m. ET

Devens, MA – February 11, 2013 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its third quarter of fiscal year 2012 ended December 31, 2012.

Revenues for the third quarter of fiscal 2012 were $17.4 million, which compares with $18.1 million for the third quarter of fiscal 2011. Revenues were lower than the company’s previous forecast due primarily to delayed revenue recognition with a customer in the company’s Wind segment. As a result of this delay, the company’s Wind revenues for the third quarter of fiscal 2012 declined by 33 percent year over year. The company increased its Grid revenues by 34 percent year over year in the third fiscal quarter as a result of greater D-VAR® system shipments.

For the third quarter of fiscal 2012, AMSC reported a net loss of $20.1 million, or $0.38 per share. This figure includes approximately $6.7 million in restructuring and impairment charges, partially offset by a $5.2 million non-cash “mark-to-market” gain driven by the re-valuation of the derivative liability and warrants associated with the company’s debt financings. For the third quarter of fiscal 2011, AMSC’s net loss was $26.3 million, or $0.52 per share. This figure included an aggregate of $6.5 million in costs associated with corporate restructuring, impairment and litigation charges.

The company’s non-GAAP net loss for the third quarter of fiscal 2012 was $13.5 million, or $0.26 per share. This compares with a non-GAAP net loss of $17.5 million, or $0.34 per share, for the third quarter of fiscal 2011. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

AMSC’s cash, cash equivalents, marketable securities, and restricted cash at December 31, 2012 totaled $56.4 million. This compares with $73.1 million as of September 30, 2012. The company’s cash usage during the third fiscal quarter included payments toward its adverse purchase commitments, which were reduced from approximately $12.1 million as of September 30, 2012 to approximately $1.8 million as of December 31, 2012.

“Our non-GAAP net loss and ending cash balance came in better than our forecast in the third fiscal quarter despite the revenue shortfall,” said Daniel P. McGahn, President and CEO, AMSC. “In response to the recent challenges in the global wind power market, we also took action during the third quarter to lower our cost structure while continuing to focus on building our order book.”

Looking Forward

For the fourth fiscal quarter ending March 31, 2013, AMSC expects that its revenues will exceed $18 million and that its net loss will be less than $18 million, or $0.32 per share. This forecast excludes any impact from mark-to-market adjustments related to the derivative liability and warrants. AMSC expects

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that its non-GAAP (as defined below) net loss for the fourth quarter of fiscal 2012 will be less than $13 million, or $0.23 per share. AMSC expects to have more than $48 million in cash, cash equivalents and restricted cash on March 31, 2013.

“As we approach the start of fiscal year 2013, the tenor in the global wind power market has been changing for the better,” McGahn continued. “A healthy rebound has been forecast in our core Asian markets, while the U.S., U.K. and Australia – key adopters of our D-VAR grid interconnection solution – remain stable and compelling. At the same time, we have begun to pursue opportunities related to a broader adoption of renewables in emerging markets such as South America, South Africa and Eastern Europe. Given these trends, activities and the diversity of our global revenue streams, we believe that we will be able to generate annual revenue growth of at least 25% in fiscal 2013.”

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 5:00 p.m. Eastern Time today to discuss the company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 719-325-2454 and using conference ID 3192954.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, and Gridtec are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about future expectations, plans and prospects for the company, including without limitation our prospects for future growth, expectations regarding our future financial results and cash balance, conditions in the global wind power market and our ability to generate revenue from the company’s activities in emerging markets, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain.

There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we may not realize all of the sales expected from our backlog of orders and contracts; we may require additional funding in the future and may be unable to raise capital when needed; our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; if we fail to implement our business strategy successfully, our financial performance could be harmed; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation

AMSC Reports Q3 Results	Page 3

and prevent us from achieving increased sales and market share; our contracts with the United States government are subject to audit, modification or termination by the United States government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; our new debt obligations include certain covenants and other events of default. Should we not comply with the covenants or incur an event of default, we may be required to repay our debt obligations in cash, which could have an adverse effect on our liquidity; we have recorded a liability for adverse purchase commitments with certain of our vendors; should we be required to settle these liabilities in cash, our liquidity could be adversely affected; if we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; we may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; changes in exchange rates could adversely affect our results from operations; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; our products face intense competition, which could limit our ability to acquire or retain customers; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; adverse changes in domestic and global economic conditions could adversely affect our operating results; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; we have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; we have been named as a party to purported stockholder class actions and stockholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our 7% convertible note contains provisions that could limit our ability to repay the note in shares of common stock and should the note be repaid in stock, shareholders could experience significant dilution; our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; and new regulations related to conflict-free minerals may force us to incur additional expenses. These and the important factors discussed under the caption “Risk Factors” in Part II. Item 1A and Part 1. Item 1A of our Form 10-K/A for the fiscal year ended March 31, 2012, and our other reports filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2012	2011	2012	2011
Revenues
Wind	$6,808	$10,125	$35,321	$27,836
Grid	10,609	7,933	31,679	20,080

Total Revenues	17,417	18,058	67,000	47,916
Cost of revenues	16,533	18,918	53,843	57,810

Gross profit (loss)	884	(860)	13,157	(9,894)

Cost and operating expenses:
Research and development	3,948	5,928	11,480	21,339
Selling, general and administrative	10,769	15,402	36,304	54,952
Restructuring and impairments	6,702	4,092	6,845	8,393
Write-off of advance payment	—	—	—	20,551
Amortization of acquisition related intangibles	81	287	242	891

Total cost and operating expenses	21,500	25,709	54,871	106,126

Operating loss	(20,616)	(26,569)	(41,714)	(116,020)
Change in fair value of derivatives and warrants	5,217	—	6,114	—
Interest (expense) income, net	(4,553)	(11)	(10,191)	232
Other (expense) income, net	(109)	393	(1,252)	1,313

Loss before income tax expense	(20,061)	(26,187)	(47,043)	(114,475)
Income tax expense (benefit)	74	84	(683)	1,185

Net loss	$(20,135)	$(26,271)	$(46,360)	$(115,660)

Net loss per common share
Basic	$(0.38)	$(0.52)	$(0.89)	$(2.28)

Diluted	$(0.38)	$(0.52)	$(0.89)	$(2.28)

Weighted average number of common shares outstanding
Basic	52,792	50,933	51,966	50,789

Diluted	52,792	50,933	51,966	50,789

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UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$42,457	$46,279
Marketable securities	—	5,304
Accounts receivable, net	12,328	18,999
Inventory	36,455	29,256
Prepaid expenses and other current assets	26,735	31,444
Restricted cash	9,154	12,086
Deferred tax assets	203	203

Total current assets	127,332	143,571
Property, plant and equipment, net	78,010	90,828
Intangibles, net	2,999	3,772
Restricted cash	4,820	2,540
Deferred tax assets	3,129	3,129
Other assets	9,029	11,216

Total assets	$225,319	$255,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$30,320	$37,582
Note payable, current portion, net of discount of $552 as of December 31, 2012	4,063	—
Current portion of convertible note, net of discount of $5,448 as of December 31, 2012	7,162	—
Derivative liability	5,605	—
Adverse purchase commitments	1,799	25,894
Deferred revenue	23,794	19,718
Deferred tax liabilities	3,129	3,129

Total current liabilities	75,872	86,323
Note payable, net of discount of $174 as of December 31, 2012	4,442	—
Convertible note net of discount of $1,287 as of December 31, 2012	7,047	—
Deferred revenue	1,445	1,558
Deferred tax liabilities	203	203
Other liabilities	1,497	2,093

Total liabilities	90,506	90,177

Stockholders’ equity:
Common stock	567	520
Additional paid-in capital	913,107	896,603
Treasury stock	(313)	(271)
Accumulated other comprehensive income	1,812	2,027
Accumulated deficit	(780,360)	(734,000)

Total stockholders’ equity	134,813	164,879

Total liabilities and stockholders’ equity	$225,319	$255,056

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UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine months ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(46,360)	$(115,660)
Adjustments to reconcile net (loss) to net cash (used in) operations:
Depreciation and amortization	10,143	10,875
Stock-based compensation expense	5,968	7,697
Write-off of advanced payment to The Switch	—	20,551
Restructuring charges, net of payments	261	2,721
Impairment of long-lived and intangible assets	4,507	2,829
Provision for excess and obsolete inventory	957	2,150
Adverse purchase commitment (recoveries) losses, net	(8,428)	73
Loss on minority interest investments	1,914	1,614
Change in fair value of convertible notes and warrants	(6,114)	—
Non-cash interest expense	8,404	—
Other non-cash items	1,790	613
Changes in operating asset and liability accounts:
Accounts receivable	6,085	(1,262)
Inventory	(8,173)	(10,419)
Prepaid expenses and other current assets	4,699	3,244
Accounts payable and accrued expenses	(20,330)	(63,554)
Deferred revenue	3,986	5,254

Net cash used in operating activities	(40,691)	(133,274)

Cash flows from investing activities:
Net cash provided by investing activities	4,691	68,321

Cash flows from financing activities:
Net cash provided by (used in) financing activities	32,262	(121)

Effect of exchange rate changes on cash and cash equivalents	(84)	(104)

Net (decrease) in cash and cash equivalents	(3,822)	(65,178)
Cash and cash equivalents at beginning of year	46,279	123,783

Cash and cash equivalents at end of year	$42,457	$58,605

Supplemental schedule of cash flow information:
Cash paid for income taxes, net of refunds	$(704)	$13,482
Issuance of common stock to settle liabilities	10,406	586
Cash paid for interest expense	543	—

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Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income

(In thousands, except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2012	2011	2012	2011
Net loss	$(20,135)	$(26,271)	$(46,360)	$(115,660)
Adverse purchase commitment (recoveries) losses, net	(119)	(94)	(8,428)	73
Stock-based compensation	1,929	2,118	5,968	7,697
Amortization of acquisition-related intangibles	81	287	242	891
Restructuring and impairment charges	6,702	4,092	6,845	8,393
Executive severance	—	—	—	2,066
Sinovel litigation	(12)	2,423	411	5,757
Consumption of zero cost-basis inventory	(602)	(46)	(1,389)	(173)
Change in fair value of derivatives and warrants	(5,217)	—	(6,114)	—
Non-cash interest expense	3,867	—	8,404	—
Write-off of advance payment	—	—	—	20,551

Non-GAAP net loss	$(13,506)	$(17,491)	$(40,421)*	$(70,405)

Non-GAAP loss earnings per share	$(0.26)	$(0.34)	$(0.78)	$(1.39)

Weighted average shares outstanding	52,792	50,933	51,966	50,789

* Non-GAAP net loss for the nine months ended December 31, 2012 includes a correction of the Non-GAAP net loss for the first and second quarters of fiscal 2012 relating to the presentation of the effect of the consumption of zero-cost based inventory. Had Non-GAAP net loss been properly reported in those periods, Non-GAAP net loss would have increased by $0.8 million in each of the first and second quarters of fiscal 2012.

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three months ending March 31, 2013
Net loss	$(18.0)
Amortization of acquisition-related intangibles	0.1
Stock-based compensation	2.1
Non-cash interest expense	2.8

Non-GAAP net loss	$(13.0)

Non-GAAP net loss per share	$(0.23)

Shares outstanding	55.6

Note: Non-GAAP net income (loss) is defined by the company as net income (loss) before adverse purchase commitments (recoveries) losses, net; stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; executive severance; Sinovel litigation costs; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivative liability and warrants and other unusual charges; net of any tax effects related to these items. The company believes non-GAAP net income (loss) assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net income (loss) as a useful measure of operating performance and cash flow to complement operating income, net income (loss) and other GAAP financial performance measures. In addition, the company uses non-GAAP net (loss) income as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

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Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.

AMSC Contact:

Kerry Farrell

Phone: 978-842-3247

Email: kerry.farrell@amsc.com